Exhibit 10.2

UNITED STATES OF AMERICA

Before The

OFFICE OF THRIFT SUPERVISION

In the Matter of	)	Order No.: WE-08-003
)
AMERICAN SAVINGS BANK, F.S.B.,	)	Effective Date: January 23, 2008
Honolulu, Hawaii.	)
)
OTS Docket No.: 08384)
)

STIPULATION AND CONSENT TO ISSUANCE OF

AN ORDER OF ASSESSMENT OF A CIVIL MONEY PENALTY

WHEREAS, the Office of Thrift Supervision (OTS), based upon information derived from the exercise of its regulatory responsibilities, is of the opinion that grounds exist to initiate a civil money penalty assessment proceeding against American Savings Bank, F.S.B., Honolulu, Hawaii, OTS Docket No. 08384 (Institution), pursuant to 42 U.S.C. § 4012a(f); and

WHEREAS, the Institution desires to cooperate with the OTS and to avoid the time and expense of such administrative proceeding; and

WHEREAS, the Institution enters into this Stipulation and Consent to the Issuance of an Order of Assessment of a Civil Money Penalty (Stipulation) without admitting or denying that grounds exist to initiate a civil money penalty proceeding but admitting the statements and conclusions in Paragraph 1 below, concerning jurisdiction, hereby stipulates and agrees to the following:

1. Jurisdiction.

(a) The Institution is a “savings association” within the meaning of 12 U.S.C. § 1813(b) and 12 U.S.C. § 1462(4) and a “regulated lending institution” as that term is defined at 12 U.S.C. § 4003(a)(10);

(b) Pursuant to 12 U.S.C. § 1813(q) and 42 U.S.C. § 4003(a)(5), the Director of the OTS is the “appropriate Federal Banking agency” and the “Federal entity for lending regulation” to initiate and maintain a civil money penalty proceeding against the Institution pursuant to 42 U.S.C. § 4012a(f); and

(c) The Director of the OTS has delegated to the Regional Director of the West Region of the OTS or his designee (Regional Director) the authority to issue civil money penalty assessment orders where a savings association has consented to the issuance of the order.

2. OTS Findings of Fact. The Institution failed to comply with the requirements set forth in 42 U.S.C. §§ 4001-4128, and OTS implementing regulations set forth at 12 C.F.R. Part 572. Specifically, OTS finds the Institution engaged in a pattern or practice of violations under 42 U.S.C. § 4012a(f)(1) by failing to ensure adequate flood insurance coverage at loan origination in violation of 12 C.F.R. § 572.3 or failing to provide appropriate notification or to force place insurance in instances where the loan was covered by no or inadequate flood insurance in violation of 12 C.F.R. §572.7. The violations involve a total of ninety-eight (98) loans.

3. Consent. The Institution consents to the issuance by the OTS of the accompanying Consent Order of Assessment of Civil Money Penalty (Order). The Institution further agrees to comply with the terms of the Order upon issuance and stipulates that the Order complies with all requirements of law.

4. Finality. This Order is issued by the OTS under the authority of 42 U.S.C. §§ 4012a(f)(1) and 4012a(f)(5). Upon its issuance by the Regional Director, it shall be a final order, effective and fully enforceable by the OTS pursuant to 12 U.S.C. § 1818(i) and 42 U.S.C. § 4012a(f).

5. Waivers. The Institution waives the following:

(a) The right to be served with a written notice of OTS’s assessment of a civil money penalty against it as provided by 12 U.S.C. § 1818(i) and 42 U.S.C. § 4012a(f)(4);

(b) The right to an administrative hearing of the OTS’s charges against it as provided by 12 U.S.C. § 1818(i), 12 C.F.R. Part 509, and 42 U.S.C. § 4012a(f)(4);

(c) The right to seek judicial review of the Order or otherwise to challenge the validity of the Order; and

(d) Any and all claims against the OTS, including its employees and agents, and any other governmental entity for the award of fees, costs, or expenses related to this OTS enforcement matter or the Order, whether arising under common law, or under the term of any statutes including, but not limited to, the Equal Access to Justice Act, 5 U.S.C. § 504, or 28 U.S.C. § 2412.

6. OTS Authority Not Affected. Nothing in this Stipulation or accompanying Order shall inhibit, estop, bar or otherwise prevent the OTS from taking any other action affecting the Institution if at any time OTS deems it appropriate to do so to fulfill the responsibilities placed upon OTS by law.

7. Other Governmental Actions Not Affected. Institution acknowledges and agrees that its consent to the issuance of the Order does not release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against, or liability of the Institution that arise pursuant to this action or otherwise, and that may be or have been brought by any other government entity other than the OTS.

8. Miscellaneous.

(a) The laws of the United States of America shall govern the construction and validity of this Stipulation and of the Order;

(b) If any provision of this Stipulation and the Order is ruled to be invalid, illegal, or unenforceable by the decision of any Court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his sole discretion determines otherwise;

(c) All references to the OTS in this Stipulation and the Order shall also mean any of the OTS’s predecessors, successors, and assigns;

(d) The section and paragraph headings in this Stipulation and the Order are for convenience only, and such headings shall not affect the interpretation of this Stipulation or the Order; and

(e) The terms of this Stipulation and the Order represent the final agreement of the parties with respect to the subject matters hereof and constitute the sole agreement of the parties with respect to such subject matters.

9. Signature of Directors. Each Director signing this Stipulation attests that he or she voted in favor of a resolution authorizing the consent of the Institution to the issuance of the Order and the execution of the Stipulation.

WHEREFORE, the Institution, by a majority of its directors, executes this Stipulation and Consent to Issuance of an Order of Assessment of a Civil Money Penalty.

American Savings Bank, F.S.B.	Office of Thrift Supervision
Honolulu, Hawaii	West Region

Accepted by a majority of its directors:	By:	/s/ Darrel W. Dochow
Darrel W. Dochow
By:		Regional Director, West

/s/ Kenton T. Eldridge	Dated: January 23, 2008
Director

/s/ Diane J. Plotts
Director

/s/ Don E. Carroll
Director

/s/ Bert A. Kobayashi
Director

/s/ Jeffrey N. Watanabe
Director

/s/ Constance H. Lau
Director

/s/ Richard W. Gushman, II
Director

/s/ Louise K. Y. Ing
Director

/s/ Shirley J. Daniel
Director

/s/ Victor H. Li
Director

/s/ Jorge G. Camara, M.D.
Director

/s/ Barry K. Taniguchi
Director

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